                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY

                              ACCRUE SOFTWARE, INC.



                            INVESTOR RIGHTS AGREEMENT



                               SEPTEMBER 30, 1999


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

                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
1.      Amendment..........................................................................1
        1.1  Procedure.....................................................................1
        1.2  Rights of Holders.............................................................2

2.      Registration Rights................................................................2
        2.1  Definitions...................................................................2
        2.2  Requested Registration........................................................3
        2.3  Company Registration..........................................................4
        2.4  Obligations of the Company....................................................4
        2.5  Furnish Information...........................................................6
        2.6  Expenses of Demand Registration...............................................6
        2.7  Expenses of Company Registration..............................................6
        2.8  Underwriting Requirements.....................................................6
        2.9  No Delay of Registration......................................................7
        2.10 Indemnification...............................................................7
        2.11 Reports Under Securities Exchange Act of 1934.................................9
        2.12 Form S-3 Registration........................................................10
        2.13 Assignment of Registration Rights............................................11
        2.14 Termination of Registration Rights...........................................12

3.      Miscellaneous.....................................................................12
        3.1  Assignment...................................................................12
        3.2  Third Parties................................................................12
        3.3  Governing Law................................................................12
        3.4  Counterparts.................................................................12
        3.5  Notices......................................................................12
        3.6  Severability.................................................................13
        3.7  Delays or Omissions..........................................................13
        3.8  Consent and Waiver...........................................................13
        3.9  Legal Representation.........................................................14
        3.10 Assumed Option Holders.......................................................13

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                            INVESTOR RIGHTS AGREEMENT

        THIS INVESTOR RIGHTS AGREEMENT (this "Agreement") is entered into as of September 30, 1999, by and among Accrue Software, Inc., a Delaware corporation (the "Company"), and the Marketwave Holders (as defined below).

                                    RECITALS

        A. The Company, Marketwave Corporation, a Washington corporation ("Marketwave"), and Marketwave Acquisition Corp., a Washington corporation and a wholly owned subsidiary of the Company ("Merger Sub"), have entered into an Agreement and Plan of Merger and Reorganization dated as of September 14, 1999 (the "Merger Agreement") providing for the merger of Merger Sub with and into Marketwave (the "Merger") and the Merger Agreement contemplates that, upon consummation of the Merger, (i) holders of shares of the capital stock of Marketwave (collectively with all holders of Assumed Options that become a party to this Agreement pursuant to Section 3.10, the "Marketwave Holders") will receive shares of common stock of the Company ("Common Stock") in exchange for their shares of capital stock of Marketwave and (ii) Marketwave will become a wholly owned subsidiary of the Company;

        B. The execution of this Agreement by the Company is a condition to the obligation of Marketwave and the Marketwave Holders to consummate the transactions contemplated by the Merger Agreement; and

        C. The Company wishes to execute this Agreement and grant to the Marketwave Holders the rights contained herein in order to fulfill such condition.

        THE PARTIES AGREE AS FOLLOWS:

        1. Amendment.

            1.1 Procedure. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought. Notwithstanding the foregoing, any provision of this Agreement may be amended, waived, discharged or terminated upon the written consent of the Company and the holders of at least a majority of the outstanding Registrable Securities (as defined below); provided, however, that no such amendment shall be effective with respect to any Holder if such amendment materially adversely affects any of the rights granted pursuant to this Agreement to such Holder (the "Uniquely Affected Holder") in a manner different from the manner in which such amendment affects all other Holders, unless such amendment is consented to in writing by the Uniquely Affected Holder. If such Holder does not so consent, then the amendment shall be effective as to all Holders other than the Uniquely Affected Holder.

            1.2 Rights of Holders. Each Holder (as defined below) shall have the absolute right to exercise or refrain from exercising any right or rights that such Holder may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such Holder shall not incur any liability to any other Holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

        2. Registration Rights.

            2.1 Definitions. As used in this Agreement:

                (a) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the subsequent declaration or ordering of the effectiveness of such registration statement.

                (b) The term "Registrable Securities" means:

                    (i) The shares of Common Stock issued or issuable to the Marketwave Holders pursuant to the terms of the Merger Agreement; provided, however, that the Registrable Securities shall not include the Holdback Shares (as defined in the Merger Agreement) until and unless such shares are released from the Escrow Agreement (as defined in the Merger Agreement) and provided further that the Registrable Securities shall not include shares of Common Stock issued to Marketwave Holders upon the exercise of Assumed Options if such shares are registered under a registration statement on Form S-8 (the shares of Common Stock referred to in this clause (i) are collectively referred to hereafter as the "Stock"); and

                    (ii) Any other shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Stock, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned; provided, however, that Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

                (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock or other securities outstanding which are, and the number of shares of Common Stock or other securities issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

                (d) The term "Holder" means any holder of outstanding Registrable Securities who, subject to the limitations set forth in Section 2.13 below, acquired such


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

Registrable Securities in a transaction or series of transactions not involving any registered public offering.

                (e) The term "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Securities and Exchange Commission (the "SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

            2.2 Requested Registration.

                (a) If, at any time after December 1, 1999, the Company shall receive a written request from any Holder that the Company file a registration statement under the Securities Act covering the registration of that number of shares of Registrable Securities whose anticipated aggregate offering price, net of underwriting discounts and commissions, would equal at least $10,000,000, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 2.2(b), effect as soon as practicable, and in any event within ninety (90) days of the receipt of such request, or, with respect to any request received by the Company between December 1, 1999 and December 15, 1999, on or prior to February 1, 2000, the registration under the Securities Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with
Section 3.5.

                (b) If the Holder or Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the written notice referred to in subsection 2.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 2.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such


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

underwriting shall not be reduced unless all other securities proposed to be sold by persons other than the Holders are first entirely excluded from the underwriting.

                (c) The Company is obligated to effect only two (2) such registrations pursuant to this Section 2.2.

                (d) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2 a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve month period.

            2.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its Common Stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating either to the sale of securities to participants in a Company stock option, stock purchase or similar plan or to an SEC Rule 145 transaction, or a registration on any form which does not include substantially similar information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within fifteen (15) days from receipt of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 2.8, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

            2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective for one hundred twenty (120) days, or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the


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obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (i) includes any prospectus required by Section 10(a)(3) of the Securities Act or (ii) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (i) and (ii) above to be contained in periodic reports filed pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in the registration statement.

                (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                (c) Furnish to the Holders such reasonable numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                (g) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                (h) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed.

            2.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

            2.6 Expenses of Demand Registration. All expenses other than stock transfer taxes, the fees and disbursements of special counsel for individual Holders, underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 2.2, including (without limitation), all registration, filing and qualification fees, printers and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders (not to exceed $15,000) shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all Participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to
Section 2.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2.2.

            2.7 Expenses of Company Registration. All expenses, other than stock transfer taxes, the fees and disbursements of special counsel of individual Holders, underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 2.3, including (without limitation), all registration, filing and qualification fees, printers and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one special counsel for all of the participating Holders (not to exceed $15,000) shall be paid by the Company.

            2.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 2.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, adversely affect the success of the offering by the Company. If the total amount of securities,


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

including Registrable Securities, requested by Holders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters reasonably believe would not adversely affect the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not adversely affect the success of the offering (the securities so included to be apportioned first to the Company, then pro rata among the selling Holders and the selling holders participating in such registration pursuant to the terms of the Second Amended and Restated Registration Rights Agreement dated as of August 13, 1998 (the "Existing Rights Agreement") among the Company and the parties listed on the signature pages thereto according to the total amount of Registrable Securities (including Registrable Securities as defined in the Existing Rights Agreement) entitled to be included therein owned by each selling Holder and then to all other selling stockholders, or in such other proportions as shall mutually be agreed to by such selling stockholders); it being understood that with respect to any offering, no exclusion may reduce the total number of Registrable Securities plus Registrable Securities under the Existing Rights Agreement to less than twenty-five percent (25%) of the total number of securities subject to the registration. For purposes of the first parenthetical in the preceding sentence concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

            2.9 No Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

            2.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

                (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities
Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law; and the Company will pay, as incurred, to each such Holder, underwriter or controlling person, any legal or other expenses reasonably incurred by them in connection with defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (such consent not to be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 2.10(b) in connection with defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (such consent not to be unreasonably withheld); provided further, that in no event shall any indemnity under this Section 2.10(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

                (c) Promptly after receipt by an indemnified party under this
Section 2.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.10 (to the extent of such prejudicial effect), but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.10.

                (d) No indemnifying party, in the defense of any claim arising out of a Violation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation and, in the event the terms of such judgment or settlement include any term other than the payment by the indemnifying party of money damages, the indemnifying party shall not so consent or enter into such a settlement without the consent of each indemnified party (which will not be unreasonably withheld) whether or not the terms thereof include such a release.

                (e) The obligations of the Company and Holders under this
Section 2.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise.

                (f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

            2.11 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the public;

                (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                (c) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act; and

                (d) Furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration.

            2.12 Form S-3 Registration. In case the Company shall receive from any Holder or Holders (the "S-3 Initiating Holders") a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.12 (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $1,500,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 2.12; provided, however, that the Company shall not utilize this right more than once in any twelve month period; (4) at any time during the twelve (12) month period following the Company's July 30, 1999 initial public offering; (5) if the Company has, within the twelve (12) month period preceding the date of such request, already effected one registration on Form S-3 for the Holders pursuant to this Section 2.12; or (6) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance. Notwithstanding any other provision of this Section 2.12, if the Company or an underwriter advising the Company advises the S-3 Initiating Holders in writing that marketing factors require a limitation of the number of shares to be included in any registration on Form S-3, then the S-3 Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be included in such registration on

Form S-3 hereunder, and the number of shares of Registrable Securities that may be included in the registration shall be allocated among all Holders thereof, including the S-3 Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such registration shall not be reduced unless all other securities proposed to be sold by persons other than the Holders are first entirely excluded from the registration.

                (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses other than stock transfer taxes, the fees and disbursements of special counsel for individual Holders, underwriting discounts and commissions incurred in connection with a registration requested pursuant to Section 2.12, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders (not to exceed $15,000) and counsel for the Company, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 2.12 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all Participating Holders shall bear such expenses); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to this Section 2.12. Registrations effected pursuant to this Section
2.12 shall not be counted as demands for registration or registrations effected pursuant to Section 2.2 or 2.3.

                (d) The Company is obligated to effect only five (5) such registrations on Form S-3 pursuant to this Section 2.12.

            2.13 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may only be assigned by a Holder to a transferee who acquires at least 250,000 shares of Registrable Securities (subject to appropriate adjustment for any stock split, reverse stock split, stock dividend, recapitalization or similar transaction), provided the Company is, prior to such transfer, furnished with written notice of the name and address of such transferee; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. The foregoing 250,000 share requirement shall not apply, however, to any transferee which is a partner, retired partner or affiliated or constituent partnership of any Holder which is a partnership, (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) or which is a family member (including a spouse, ancestor, lineal descendant or sibling) or a trust for the benefit of any individual Holder, if all such transferees or assignees agree in writing to be bound by the terms of this Agreement and appoint a single representative as their attorney in fact for the purpose of receiving any notices and exercising their rights under this Section 2.

            2.14 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Agreement (a) after August 4, 2004 or
(b) at such time as such Holder may sell all of such Holder's Registrable Securities in any single three (3) month period pursuant to Rule 144 (or such successor rule as may be adopted).

        3. Miscellaneous.

            3.1 Assignment. Subject to the provisions of Section 2.13 hereof, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

            3.2 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under this Agreement, except as expressly provided herein.

            3.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

            3.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            3.5 Notices.

                (a) All notices, requests, demands and other communications under this Agreement or in connection herewith shall be given to or made upon the respective parties as follows:

        To the Company:      Accrue Software, Inc.
                             48634 Milmont Drive
                             Fremont, CA  94538

                             Telephone:  (408) 542-8900
                             Telecopy:  (408) 541-1874
                             Attention:  President
                             with a copy (not constituting notice) to:

                             Venture Law Group
                             A Professional Corporation
                             2800 Sand Hill Road
                             Menlo Park, CA  94025
                             Telephone:  (650) 854-4488
                             Telecopy:  (650) 233-8386
                             Attention:  John V. Bautista

        To a Holder:         At such Holder's address as set forth on the
                             signature page hereto.

                (b) All notices, requests, demands and other communications given or made in accordance with the provisions of this Agreement shall be in writing, and shall be sent by airmail, return receipt requested, or by telex or telecopy (facsimile) with confirmation of receipt, and shall be deemed to be given or made when receipt is so confirmed.

                (c) Any party may, by written notice (in accordance with this Section 3.5) to the other, alter its address or respondent.

            3.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.

            3.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

            3.8 Consent and Waiver. In connection with the issuance and sale of the shares of Common Stock by the Company to the shareholders of Marketwave pursuant to the terms of the Merger Agreement, the Existing Rights Holders, severally, hereby consent to amend the Prior Rights Agreement in the manner set forth herein.

            3.9 Legal Representation. The Company and the Holders acknowledge that: (a) they have read this Agreement; (b) they have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or have voluntarily declined to seek such counsel; and (c) they understand the terms and consequences of this Agreement and are fully aware of its legal and binding effect.

            3.10 Assumed Option Holders. Any holder of an Assumed Option that exercises such option on or prior to the date of a request for registration of Registrable Securities held by the Marketwave Holders (the "Request Date") pursuant to Section 2.2 (the "Marketwave Demand Registration") may elect by delivering a written notice to the Company within thirty (30) days after the Request Date to become a party to this Agreement by execution of a counterpart signature page hereto and to include shares of Common Stock issued upon exercise of such Assumed Option in the Marketwave Demand Registration and, notwithstanding anything to the contrary in Section 1 of this Agreement, each Holder hereby consents to the inclusion of such holders of Assumed Options as parties to this Agreement, provided, however, that, notwithstanding the foregoing, the right of holders to include shares of Common Stock issued upon exercise of Assumed Options in the Marketwave Demand Registration shall terminate once such shares are registered by the Company pursuant to the filing of a registration statement on Form S-8.

                            [SIGNATURE PAGES FOLLOW]

               IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.





ACCRUE SOFTWARE, INC.                       MARKETWAVE HOLDERS:

By:                                         Name:
   -------------------------------------         -------------------------------

Title:                                      Title:
      ----------------------------------          ------------------------------
                                            Address: